Exhibit 99.2

RED ROCK RESORTS, INC.

SUPPLEMENTAL 2017 FINANCIAL INFORMATION AS ADJUSTED FOR NEW REVENUE RECOGNITION STANDARD (a)

(amounts in thousands, unaudited)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	YE 2017
Operating revenues:
Casino	$223,536	$219,136	$221,771	$221,763	$886,206
Food and beverage	98,546	91,596	87,311	87,995	365,448
Room	50,760	45,194	43,447	39,640	179,041
Other	22,669	23,541	23,817	22,940	92,967
Management fees	30,227	30,676	29,602	27,972	118,477
Net revenues	425,738	410,143	405,948	400,310	1,642,139

Operating costs and expenses:
Casino	76,459	77,669	77,570	79,388	311,086
Food and beverage	84,825	82,819	80,019	78,406	326,069
Room	21,762	20,653	20,056	19,297	81,768
Other	9,031	10,214	11,013	10,074	40,332
Selling, general and administrative	94,661	95,214	98,840	92,215	380,930
Depreciation and amortization	45,253	46,807	42,661	43,496	178,217
Write-downs and other charges, net	1,054	9,638	15,239	3,653	29,584
Tax receivable agreement liability adjustment	-	(444)	214	(139,070)	(139,300)
Related party lease termination	-	98,393	1,950	-	100,343
Asset impairment	-	-	1,829	-	1,829
	333,045	440,963	349,391	187,459	1,310,858

Operating income (loss)	92,693	(30,820)	56,557	212,851	331,281
Earnings from joint ventures	415	420	407	390	1,632
Operating income (loss) and earnings from joint ventures	$93,108	$(30,400)	$56,964	$213,241	$332,913

(a) Reflects the Company's adoption of the new accounting standard for revenue recognition applying the full retrospective method.